Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Emerson Radio Corp. and Subsidiaries
Moonachie, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-63515, 333-132812 and 333-132815) of Emerson Radio Corp. of our report dated July 14, 2011, relating to the consolidated financial statements of Emerson Radio Corp. and Subsidiaries as of March 31, 2011 and 2010 and for each of the two years in the period ended March 31, 2011, which appear in this Form 10-K.

/s/ MSPC. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
A PROFESSIONAL CORPORATION
Cranford, New Jersey
July 14, 2011